EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-153342, 333-115457, 333-72250, 333-45766, 333-43370, 333-43372, 333-43376, 333-37062, 333-82711, 333-82369, 333-82381, and 333-82383) of S1 Corporation of our report dated March 11, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Atlanta, Georgia
March 11, 2011